Exhibit 99.1

FOR IMMEDIATE RELEASE

For:         MAF Bancorp, Inc.                                                           Contact:             Jerry A. Weberling,
55th Street & Holmes Avenue                                                                        Chief Financial Officer
Clarendon Hills, IL 60514                                                                             Michael J. Janssen,
     Executive Vice President
www.mafbancorp.com                                                                                 (630) 325-7300

MAF BANCORP DECLARES QUARTERLY CASH DIVIDEND

Clarendon Hills, Illinois, August 8, 2007 - MAF Bancorp, Inc. (NASDAQ: MAFB), announced today that its Board of Directors has declared a quarterly cash dividend of $.27 per common share.  The dividend will be payable on August 27, 2007 to shareholders of record on August 21, 2007.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank.  The Bank currently operates a network of 82 retail banking offices throughout Chicago and Milwaukee and their surrounding areas.  On May 1, 2007, MAF Bancorp announced that it had entered into a definitive agreement to merge with National City Corporation (NYSE: NCC) in an all stock transaction. The Company’s common stock trades on the NASDAQ Stock Market under the symbol MAFB.

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